   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 19, 1997

                                                      REGISTRATION NO. 333-39271
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             ---------------------

                          THE COLONIAL BANCGROUP, INC.
             (Exact name of Registrant as specified in its charter)

           DELAWARE                          6711                         63-0661573
   (State of Incorporation)      (Primary Standard Industrial   (I.R.S. Employer Identification
                                  Classification Code Number)                No.)

ONE COMMERCE STREET, SUITE 800                                          (334) 240-5000
   MONTGOMERY, ALABAMA 36104                                            (Telephone No.)
(Address of principal executive
           offices)

                             ---------------------
                              W. FLAKE OAKLEY, IV
                                   SECRETARY
                          THE COLONIAL BANCGROUP, INC.
                              POST OFFICE BOX 1108
                         MONTGOMERY, ALABAMA 36101-1108
                    (Name and address of agent for service)

                                   COPIES TO:

              WILLIAM A. MCCRARY                             RALPH F. MACDONALD
       VICE PRESIDENT AND LEGAL COUNSEL                      ALSTON & BIRD LLP
         THE COLONIAL BANCGROUP, INC.                    1201 WEST PEACHTREE STREET
                P.O. BOX 1108                                ATLANTA, GA 30309
        MONTGOMERY, ALABAMA 36101-1108                    TELEPHONE: 404-881-7582
           TELEPHONE: 334-240-5315                        FACSIMILE: 404-881-4777
           FACSIMILE: 334-240-5069

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective time of the proposed merger of ASB Bancshares, Inc. ("ASB") with and into the Registrant (the "Merger") as described in the Agreement and Plan of Merger, dated as of August 28, 1997, attached as Exhibit A to the Proxy Statement and Prospectus forming a part of this Registration Statement.

    If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON EACH SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Pursuant to section 145 of the Delaware General Corporation Law, as amended, and the Restated Certificate of Incorporation of the Registrant, officers, directors, employees, and agents of the Registrant are entitled to indemnification against liabilities incurred while acting in such capacities on behalf of the Registrant, including reimbursement of certain expenses. In addition, the Registrant maintains an officers and directors insurance policy pursuant to which certain officers and all directors of the Registrant are entitled to indemnification against certain liabilities, including reimbursement of certain expenses, and the Registrant has indemnity agreements ("Indemnification Agreements") with certain officers and all of its directors pursuant to which such persons may be indemnified by the Registrant against certain liabilities, including expenses.

     The Indemnification Agreements are intended to provide additional indemnification to directors and officers of BancGroup beyond the specific provisions of the Delaware General Corporation Law. Under the Delaware General Corporation Law, a company may indemnify its directors and officers in circumstances other than those under which indemnification and the advance of expenses are expressly permitted by applicable statutory provisions.

     Under the Delaware General Corporation Law, a director, officer, employee or agent of a corporation (i) must be indemnified by the corporation for all expenses incurred by him (including attorneys' fees) when he is successful on the merits or otherwise in defense of any action, suit or proceeding brought by reason of the fact that he is or was a director, officer, employee or agent of the corporation, (ii) may be indemnified by the corporation against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement of any such proceeding (other than a proceeding by or in the right of the corporation) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful), and (iii) may be indemnified by the corporation for expenses (including attorneys' fees) incurred by him in the defense or settlement of a proceeding brought by or in the right of the corporation, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation; provided that no indemnification may be made under the circumstances described in clause (iii) if the director, officer, employee or agent is adjudged liable to the corporation, unless a court determines that, despite the adjudication of liability but in view of all of the circumstances, he is fairly and reasonably entitled to indemnification for the expenses which the court shall deem proper. The indemnification described in clauses (ii) and (iii) above (unless ordered by a court) may be made only as authorized in a specific case upon determination by
(i) a majority of a quorum of disinterested directors, (ii) independent legal counsel in a written opinion, or (iii) the stock holders, that indemnification is proper in the circumstances because the applicable standard of conduct has been met. Expenses (including attorneys' fees) incurred by an officer or director in defending a proceeding may be advanced by the corporation prior to the final disposition of the proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the advance if it is ultimately determined that he is not entitled to be indemnified by the corporation. Expenses (including attorneys' fees) incurred by other employees and agents may be advanced by the corporation upon terms and conditions deemed appropriate by the board of directors.

     The indemnification provided by the Delaware General Corporation Law has at least two limitations that are addressed by the Indemnification Agreements: (i) BancGroup is under no obligation to advance expenses to a director or officer, and (ii) except in the case of a proceeding in which a director or officer is successful on the merits or otherwise, indemnification of a director or officer is discretionary rather than mandatory.

     The Indemnification Agreements, therefore, cover any and all expenses (including attorneys' fees and all other charges paid or payable in connection therewith) incurred in connection with investigating, defending, being a witness or participating in (including an appeal), or preparing to defend, be a witness in or participate in, any threatened, pending or completed action, suit or proceeding, or any inquiry or investigation, whether civil, criminal, administrative or otherwise, related to the fact that such director or officer is or was a director, officer, employee or agent of BancGroup or is or was serving at the request of BancGroup as a director, officer, employee, agent, partner, committee member or fiduciary of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, or by reason of anything done or not done by such director or officer in any such capacity.

     The Indemnification Agreements also provide for the prompt advancement of all expenses incurred in connection with any proceeding and obligate the director or officer to reimburse BancGroup for all amounts so advanced if it is subsequently determined, as provided in the Indemnification Agreements, that the director or officer is not entitled to indemnification.

     The Indemnification Agreements further provide that the director or officer is entitled to indemnification for, and advancement of, all expenses (including attorneys' fees) incurred in any proceeding seeking to collect from BancGroup an indemnity claim or advancement of expenses under the Indemnification Agreements, BancGroup's Certificate of Incorporation, or the Delaware General Corporation Law, regardless of whether the director or officer is successful in such proceeding.

     The Indemnification Agreements impose upon BancGroup the burden of proving that the director or officer is not entitled to indemnification in any particular case, and the Indemnification Agreements negate certain presumptions which might otherwise be drawn against a director or officer in certain circumstances. Further, the Indemnification Agreements provide that if BancGroup pays a director or officer pursuant to an Indemnification Agreement, BancGroup will be subrogated to such director's or officer's rights to recover from third parties.

     The Indemnification Agreements stipulate that a director's or officer's rights under such contracts are not exclusive of any other indemnity rights a director or officer may have; however, the Indemnification Agreements prevent double payment. The Indemnification Agreements require the maintenance of directors' and officers' liability insurance if such insurance can be maintained on terms, including rates, satisfactory to BancGroup.

     The benefits of the Indemnification Agreements would not be available if
(i) the action with respect to which indemnification is sought was initiated or brought voluntarily by the officer or director (other than an action to enforce the right to indemnification under the Indemnification Agreements); (ii) the officer or director is paid for such expense or liability under an insurance policy; (iii) the proceeding is for an accounting of profits pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended; (iv) the conduct of the officer or director is adjudged as constituting an unlawful personal benefit, or active or deliberate dishonesty or willful fraud or illegality; or
(v) a court determines that indemnification or advancement of expenses is unlawful under the circumstances.

     The Indemnification Agreements would provide indemnification for liabilities arising under the Securities Act of 1933, as amended. BancGroup has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such act and is, therefore, unenforceable.

ITEM 21.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) The following is a list of exhibits that are included in Part II of the Registration Statement. Such exhibits are separately indexed elsewhere in the Registration Statement.


EXHIBIT                                                                      PAGE
NUMBER                                DESCRIPTION                           NUMBER
-------                               -----------                           ------
    2.1  --   Agreement and Plan of Merger by and between The Colonial
              BancGroup, Inc., and ASB Bancshares, Inc., dated as of
              August 28, 1997, included in the Prospectus portion of this
              Registration Statement at Appendix A and incorporated herein by reference.*..............................................
    2.2  --   Stock Option Agreement by and between The Colonial
              BancGroup, Inc. and ASB Bancshares, Inc. dated as of August
              28, 1997, included in the Prospectus portion of this
              Registration Statement at Appendix D and incorporated herein by reference.*..............................................

EXHIBIT                                                                      PAGE
NUMBER                                DESCRIPTION                           NUMBER
-------                               -----------                           ------
    4.1  --   Article 4 of the Restated Certificate of Incorporation of
              the Registrant filed as Exhibit 4.1 to the Registrant's
              Current Report on Form 8-K, dated February 21, 1995, and
              incorporated herein by reference............................
    4.2  --   Amendment to Article 4 of the Registrant's Restated
              Certificate of Incorporation, dated April 16, 1997, filed as
              Exhibit 4(A)(2) to the Registrant's Registration Statement
              on Form S-4 (File No. 333-26217), effective May 9, 1997, and incorporated herein by reference............................
    4.3  --   Article II of the Bylaws of the Registrant filed as Exhibit
              4.2 to the Registrant's Current Report on Form 8-K, dated
              February 21, 1995, and incorporated herein by reference.....
    4.4  --   Dividend Reinvestment and Class A Common Stock Purchase Plan
              of the Registrant dated January 15, 1986, and Amendment No.
              1 thereto dated as of June 10, 1986, filed as Exhibit 4(c)
              to the Registrant's Registration Statement on Form S-4 (File
              No. 33-07015), effective July 15, 1986, and incorporated
              herein by reference.........................................
    4.5  --   Trust Indenture dated as of March 25, 1986, included as
              Exhibit 4 to the Registrant's Amendment No. 1 to
              Registration Statement on Form S-2, file number 33-4004,
              effective March 25, 1986, and incorporated herein by
              reference...................................................
    4.6  --   All other instruments defining the rights of holders of
              long-term debt of the Registrant and its subsidiaries -- not filed pursuant to clause 4(iii) of Item 601(b) of Regulation
              S-K, to be furnished upon request of the Commission.........
    5.1  --   Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to
              certain Delaware law issues of the securities being
              registered.*................................................
    8.1  --   Tax Opinion of Coopers & Lybrand, L.L.P.*...................
   23.1  --   Consent of Coopers & Lybrand, L.L.P.*.......................
   23.2  --   Consent of Miller, Hamilton, Snider & Odom, L.L.C.*.........
   23.3  --   Consent of McGriff, Dowdy & Co..............................
   23.4  --   Consent of Schauer, Taylor, Cox and Edwards, P.C.*..........
   23.5  --   Consent of The Carson Medlin Company*.......................
   24.1  --   Power of Attorney*..........................................
   99.1  --   Form of Proxy of ASB*.......................................


     The financial statement schedules required to be included pursuant to this Item are not included herein because they are not applicable, or the required information is shown in the financial statements or notes thereto.

* Previously Filed

ITEM 22.  UNDERTAKINGS.

     (a) The undersigned hereby undertakes as follows as required by Item 512 of Regulation S-K:

          (1) That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an a new Registration Statement relating to such securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (c) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

     (d) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (e) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 19th day of December, 1997.


                                          THE COLONIAL BANCGROUP, INC.

                                          By:     /s/ ROBERT E. LOWDER
                                            ------------------------------------
                                                      Robert E. Lowder
                                                Its Chairman of the Board of
                                                          Directors,
                                                and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


                     SIGNATURES                                   TITLE                    DATE
                     ----------                                   -----                    ----

                /s/ ROBERT E. LOWDER                   Chairman of the Board of      December 19, 1997
-----------------------------------------------------    Directors and Chief
                  Robert E. Lowder                       Executive Officer

               /s/ W. FLAKE OAKLEY, IV                 Chief Financial Officer,      December 19, 1997
-----------------------------------------------------    Secretary and Treasurer
                 W. Flake Oakley, IV                     (Principal Financial
                                                         Officer and Principal
                                                         Accounting Officer)

                          *                            Director                             **
-----------------------------------------------------
                    Lewis Beville

                          *                            Director                             **
-----------------------------------------------------
                   Young J. Boozer

                          *                            Director                             **
-----------------------------------------------------
                   William Britton

                          *                            Director                             **
-----------------------------------------------------
                  Jerry J. Chesser

                          *                            Director                             **
-----------------------------------------------------
              Augustus K. Clements, III

                          *                            Director                             **
-----------------------------------------------------
                   Robert C. Craft

                          *                            Director                             **
-----------------------------------------------------
                   Patrick F. Dye

                          *                            Director                                     **
-----------------------------------------------------
                Clinton O. Holdbrooks

                          *                            Director                                     **
-----------------------------------------------------
                     D. B. Jones

                     SIGNATURES                                   TITLE                    DATE
                     ----------                                   -----                    ----
                          *                            Director                             **
-----------------------------------------------------
                   Harold D. King

                          *                            Director                             **
-----------------------------------------------------
                  John Ed Mathison

                          *                            Director                             **
-----------------------------------------------------
                 Milton E. McGregor

                          *                            Director                             **
-----------------------------------------------------
               John C. H. Miller, Jr.

                          *                            Director                             **
-----------------------------------------------------
                   Joe D. Mussafer

                          *                            Director                             **
-----------------------------------------------------
                  William E. Powell

                          *                            Director                             **
-----------------------------------------------------
                  J. Donald Prewitt

                          *                            Director                             **
-----------------------------------------------------
                   Jack H. Rainer

                          *                            Director                             **
-----------------------------------------------------
                     Jimmy Rane

                          *                            Director                             **
-----------------------------------------------------
                  Frances E. Roper

                          *                            Director                             **
-----------------------------------------------------
                   Simuel Sippial

                          *                            Director                             **
-----------------------------------------------------
                     Ed V. Welch

---------------

* The undersigned, acting pursuant to a power of attorney, has signed this Registration Statement on Form S-4 for and on behalf of the persons indicated above as such persons' true and lawful attorney-in-fact and in their names, places and stead, in the capacities indicated above and on the date indicated below.

      /s/ W. FLAKE OAKLEY, IV
--------------------------------------
         W. Flake Oakley, IV
           Attorney-in-Fact


** Dated: December 19, 1997

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D. C. 20549

                             ---------------------

                                  EXHIBITS TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                          THE COLONIAL BANCGROUP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

================================================================================

                               INDEX TO EXHIBITS


                                                                            SEQUENTIALLY
EXHIBIT                                                                       NUMBERED
NUMBER                                DESCRIPTION                               PAGE
-------                               -----------                           ------------
    2.1  --   Agreement and Plan of Merger by and between The Colonial
              BancGroup, Inc., and ASB Bancshares, Inc., dated as of
              August 28, 1997, included in the Prospectus portion of this
              Registration Statement at Appendix A and incorporated herein by reference.*..............................................
    2.2  --   Stock Option Agreement by and between The Colonial
              BancGroup, Inc. and ASB Bancshares, Inc. dated as of August
              28, 1997, included in the Prospectus portion of this
              Registration Statement at Appendix D and incorporated herein by reference.*..............................................
    4.1  --   Article 4 of the Restated Certificate of Incorporation of
              the Registrant filed as Exhibit 4.1 to the Registrant's
              Current Report on Form 8-K, dated February 21, 1995, and
              incorporated herein by reference............................
    4.2  --   Amendment to Article 4 of the Registrant's Restated
              Certificate of Incorporation, dated April 16, 1997, filed as
              Exhibit 4(A)(2) to the Registrant's Registration Statement
              on Form S-4 (File No. 333-26217), effective May 9, 1997, and incorporated herein by reference............................
    4.3  --   Article II of the Bylaws of the Registrant filed as Exhibit
              4.2 to the Registrant's Current Report on Form 8-K, dated
              February 21, 1995, and incorporated herein by reference.....
    4.4  --   Dividend Reinvestment and Class A Common Stock Purchase Plan
              of the Registrant dated January 15, 1986, and Amendment No.
              1 thereto dated as of June 10, 1986, filed as Exhibit 4(c)
              to the Registrant's Registration Statement on Form S-4 (File
              No. 33-07015), effective July 15, 1986, and incorporated
              herein by reference.........................................
    4.5  --   Trust Indenture dated as of March 25, 1986, included as
              Exhibit 4 to the Registrant's Amendment No. 1 to
              Registration Statement on Form S-2, file number 33-4004,
              effective March 25, 1986, and incorporated herein by
              reference...................................................
    4.6  --   All other instruments defining the rights of holders of
              long-term debt of the Registrant and its subsidiaries -- not filed pursuant to clause 4(iii) of Item 601(b) of Regulation
              S-K, to be furnished upon request of the Commission.........
    5.1  --   Opinion of Miller, Hamilton, Snider & Odom, L.L.C. as to
              certain Delaware law issues of the securities being
              registered.*................................................
    8.1  --   Tax Opinion of Coopers & Lybrand, L.L.P.*...................
   23.1  --   Consent of Coopers & Lybrand, L.L.P.*.......................
   23.2  --   Consent of Miller, Hamilton, Snider & Odom, L.L.C.*.........
   23.3  --   Consent of McGriff, Dowdy & Co..............................
   23.4  --   Consent of Schauer, Taylor, Cox and Edwards, P.C.*..........
   23.5  --   Consent of The Carson Medlin Company*.......................
   24.1  --   Power of Attorney*..........................................
   99.1  --   Form of Proxy of ASB*.......................................


---------------

* Previously Filed